**Exhibit 10.1**

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is dated September 14, 2022 between VNB New York, LLC, having an office at 1 Penn Plaza, Suite 4625, New York, New York 10119 (hereinafter referred to as "Lender") and BRT Apartments Corp., having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (hereinafter referred to as "Borrower").

WITNESSETH:

WHEREAS, Borrower executed and delivered to Lender a $35,000,000 Revolving Credit Note dated November 18, 2021 (as the same may be amended, modified or replaced from time to time, the "Note"); and

WHEREAS, Borrower and Lender executed an Amended and Restated Loan Agreement dated November 18, 2021, as modified by that certain Letter Agreement dated as of November 19, 2021 (as the same may be further amended, modified or replaced from time to time, collectively, the "Loan Agreement"); and

WHEREAS, Borrower has requested that Lender modify the terms of the Loan Agreement to, among other things, increase the maximum principal amount available thereunder to $60,000,000; and

WHEREAS, Borrower and Lender now agree to make further certain changes to the Loan Agreement and the terms thereof, all as set forth in the succeeding provisions of this Amendment; and

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the receipt and sufficiency are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2. REPRESENTATIONS. Borrower represents and warrants to Lender and its successors and assigns that: (i) that there is currently an outstanding principal balance under the Loan Documents of $7,000,000, (ii) the Loan Agreement and the Note are the valid and binding obligations of Borrower, (iii) except as may have been disclosed to Lender in writing prior to the date hereof, any and all representations and warranties and schedules contained in the Note, Loan Agreement or Loan Documents are true and correct in all material aspects on and as of the date hereof as though made on and as of such date, (v) no event has occurred and is continuing which constitutes an Event of Default under the Note, Loan Agreement or under any of the other Loan Documents or which upon the giving of notice or the lapse of time or both would constitute an Event of Default, and (vi) it has no defenses, set-offs, or counterclaims of any kind or nature whatsoever against Lender with respect to the Note, Loan Agreement or Loan Documents or obligations thereunder, or any action previously taken by Lender with respect thereto.

3. AMENDMENTS. The Loan Agreement is hereby amended as follows:

a. The definition of the term "Borrowing Base Availability", set forth under Section 1.01 of the Loan Agreement, shall be modified so as to delete the amount "$35,000,000" and to insert the amount "$60,000,000" in its place and stead.

b. The definition of the term "Commitment", set forth under Section 1.01 of the Loan Agreement, shall be deleted in its entirety and replaced with the following: "Commitment" means Lender's obligation to make Revolving Credit Loans to Borrower in an outstanding amount not to exceed SIXTY MILLION AND 00/100 Dollars ($60,000,000.00) pursuant to the terms and subject to the conditions of this Agreement.

c. The defined terms "Accordion Amount" and "Applicable Margin" shall be deleted from Section 1.01 of the Loan Agreement and shall be of no further force and effect.

d. The following defined terms shall be inserted in their appropriate alphabetical position under Section 1.01 of the Loan Agreement as follows:

"**CME Term SOFR**" means the forward-looking term rate Secured Overnight Financing Rate (SOFR) provided by CME Benchmark Administration Limited as administrator of the benchmark (or a successor administrator)

"**CME Term SOFR Fixing Day**" shall mean the day that is two (2) U.S. Government Securities Business Days preceding the Term SOFR Reset Date (or any amended publication day for CME Term SOFR), as specified by the CME Term SOFR administrator in the CME Term SOFR benchmark methodology, but excluding the Initial Term SOFR Fixing Day.

"**Initial Term SOFR Fixing Day**" means the last Business Day on which the Prime Rate was ascertainable prior to the commencement of an Unavailability Event.

"**Initial Term SOFR Rate**" means Term SOFR as of the Initial Term SOFR Fixing Day.

"**Replacement Margin**" means an applicable spread adjustment necessary to, when added with the Initial Term SOFR Rate, combine to equal the Prime Rate in effect on the last Business Day the Prime Rate was ascertainable prior to the commencement of an Unavailability Event.

"**Term SOFR**" means, the rate as of the Initial Term SOFR Fixing Day and as of each Term SOFR Reset Date thereafter for CME Term SOFR for a period of one (1) month, as published by, authorized distributors of CME Term SOFR at 6:00 a.m., New York City time (or any amended publication time of CME Term SOFR, as specified by the CME Term SOFR administrator in the CME Term SOFR benchmark methodology) on the Initial Term SOFR Fixing Day or the CME Term SOFR Fixing Day, as applicable. If that rate is subsequently corrected and provided

by the administrator of CME Term SOFR to, and published by, authorized distributors of CME Term SOFR within the longer of one hour of the time when such rate is first published by authorized distributors of CME Term SOFR and the republication cut-off time for CME Term SOFR, if any, as specified by the CME Term SOFR administrator in the CME Term SOFR benchmark methodology then that rate will be subject to those corrections. If any time Term SOFR is less than zero (0), then Term SOFR shall be deemed to be zero (0).

"**Term SOFR Reset Date**" shall mean the first ($1^{st}$) day of each month unless the first ($1^{st}$) day is not a Business Day in which case it shall mean the first succeeding Business Day.

"**Unavailability Event**" means a period of five (5) consecutive Business Days during which the Prime Rate is unascertainable for any reason.

"**U.S. Government Securities Business Day**" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

e. The definition of the defined term "Floating Rate", set forth under Section 1.01 of the Loan Agreement, is hereby deleted in its entirety and replaced with the following:

"**Floating Rate**" shall mean a rate of interest per annum equal to (i) the Prime Rate, or (ii) upon the occurrence of an Unavailability Event, effective as of the first ($1^{st}$) Business Day the Prime Rate is unascertainable, the Initial Term SOFR Rate plus the Replacement Margin, adjusted monthly thereafter on each Term SOFR Reset Date to be Term SOFR plus the Replacement Margin, as a continuing in effect replacement for the Prime Rate, or (iii) if an Unavailability Event has occurred and Term SOFR is thereafter unascertainable for any reason as reasonably determined by Lender, the Lender Prime Rate as a replacement for Term SOFR. In no event shall the applicable Floating Rate be less than three and one-half percent (3.50%) per annum.

f. Section 2.01, entitled "Revolving Credit Loans", is hereby deleted in its entirety and replaced with the following:

**SECTION 2.01** <u>**Revolving Credit Loans**</u>. Lender agrees, on and after the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to Borrower and prior to the Maturity Date (the "**Credit Period**") such amounts as Borrower may request from time to time (individually, a "**Revolving Credit Loan**" or collectively, the "**Revolving Credit Loans**"), which amounts may be borrowed, repaid and reborrowed, provided, however, that the aggregate amount of such Revolving Credit Loans outstanding at any one time shall not

exceed the Borrowing Base Availability. Notwithstanding the foregoing, Borrower shall not request, and Lender shall not make any working capital or operating expense Revolving Credit Loans ("**Working Capital Loans**") to the extent such Working Capital Loans exceed $25,000,000 in the aggregate (the "**Working Capital Sublimit**").

g. The Revolving Credit Note, annexed to the Loan Agreement as **Exhibit A**, shall be deleted in its entirety and replaced with that certain $60,000,000 Replacement Revolving Credit Note in the form annexed hereto and a part hereof. All references in the Loan Documents to the Revolving Credit Note shall hereafter be deemed to mean that certain Replacement Revolving Credit Note in the form annexed hereto as **Exhibit A**.

h. Section 2.07(a) of the Loan Agreement, under the heading "Maturity; Maximum Revolving Credit Obligations; Prepayments", is hereby amended to delete the date "November 18, 2024", which date is set forth as the definition of the "Maturity Date", and to insert the date "September 14, 2025" in its place and stead.

i. Section 2.17, entitled "Additional Loan Commitments" is hereby deleted in its entirety and replaced with the following:

**SECTION 2.17 Additional Loan Commitments.**

(a) Borrower acknowledges that Lender has agreed at Borrower's request to increase the Commitment from $35,000,000 to $60,000,000 (the "**Requested Increase**"). Borrower agrees that, in connection with the Requested Increase Lender may, in its sole and absolute discretion, seek to have one or more "Participant Financial Institutions" (as defined below) participate in or acquire an interest in a portion of the Commitment (a "**Syndication**") and to execute documentation prepared by and reasonably satisfactory to Lender and Borrower for each Participant Financial Institution's respective portion of the Commitment; provided that the economic terms of the Commitment (e.g., the aggregate amount, interest rate, term, borrowing base formula, etc.) remain unchanged and the other obligations of Borrower and the Guarantors are not increased in any material respect and the aggregate rights of Borrower and the Guarantors are not diminished in any material respect. Lender will use reasonable efforts with the assistance of Borrower, to arrange one or more financial institutions, which financial institutions must be organized under the laws of and in good standing in the United States of America, have a minimum total asset size of no less than one billion dollars and otherwise be acceptable to Lender and Borrower ("**Participant Financial Institution**" or "**Participant Financial Institutions**") to, as Lender may decide in its sole and absolute discretion, participate in the Commitment or join as co-lenders under this Agreement (with Lender being agent for such co-lenders); all third party out-of-pocket costs reasonably incurred by Lender and each Participant Financial Institution will be reimbursed by Borrower, which costs shall include, without limitation, reasonable attorneys' fees and documentation costs of Lender and each Participant Financial Institution, but shall

not include brokerage commissions, placement fees, any Participant Financial Institution's to-be-determined respective share of fees previously paid by Borrower to Lender pursuant to the Loan Documents, or other similar costs or fees (collectively, "**Excluded Syndication Costs**"). For clarity, the terms and conditions in this paragraph are in addition to the terms and conditions in section 2.15 of this Agreement, and the fees and costs included herein are in addition to that which are specified elsewhere in the Loan Documents.

(b) In connection with the Syndication, Borrower shall, upon the written request of Lender, execute supplemental promissory notes (the "**Supplemental Notes**") to each of Lender and Participant Financial Institution in proportion to each such lender's ratable portion of the Commitment, as well as such other modifications to this Agreement as Lender shall reasonably request, including but not limited to customary agency provisions provided that the economic terms of the Commitment (e.g., aggregate amount, interest rate, term, borrowing base formula, etc.) remain unchanged, and the other obligations of Borrower and the Guarantors are not increased in any material respect and the aggregate rights of Borrower and the Guarantors are not diminished in any material respect. Borrower agrees to pay all third party out-of-pocket costs and expenses including reasonable attorney's fees and documentation costs of Lender and Participant Financial Institution(s) in connection therewith; provided, however, that in no event shall Borrower be obligated to pay any Excluded Syndication Costs.

j. **Exhibit M**, set forth at Section 5.01(b)(ix) of the Loan Agreement as the form of Enhanced Collateral Properties Ownership Verification, is hereby deleted in its entirety and **Exhibit M**, annexed hereto and a part hereof, shall be inserted in its place and stead. All references to the term Enhanced Collateral Properties Ownership Verification shall hereafter be deemed to mean the Enhanced Collateral Properties Ownership Verification as set forth on **Exhibit M** annexed hereto.

k. **Exhibit N**, set forth at Section 5.01(b)(x) of the Loan Agreement as the form of Enhanced Collateral Properties Compliance Certificate, is hereby deleted in its entirety and **Exhibit N**, annexed hereto and a part hereof, shall be inserted in its place and stead. All references to the term Enhanced Collateral Properties Compliance Certificate shall hereafter be deemed to mean the Enhanced Collateral Properties and 100% Properties Compliance Certificate as set forth on **Exhibit N** annexed hereto.

l. Section 5.01(b)(xi), entitled "Certificate of No Default", under the heading "Reporting Requirements", is hereby deleted in its entirety and replaced with the following:

(xi) Certificate of No Default. (A) No later than forty (40) days following the end of each Fiscal Quarter (with respect to each Fiscal Quarter, a "**Compliance Certificate Delivery Date**"), a certificate of the President, an Executive Vice President, a Senior Vice President, the Treasurer or the Chief Financial Officer of Borrower, (1) certifying that to the best of their knowledge after due inquiry no Default or Event of Default has occurred and is continuing, or if a Default or

Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; (2) with computations demonstrating compliance with the covenants contained in Section 5.03 in form and substance similar to Exhibit E; and (3) a schedule separately identifying in bold print each 100% Property and each Enhanced Collateral Property; and (B) simultaneous with the delivery of the financial statements referred to in Section 5.01(b)(i) hereof and (ii), a certificate of the President, an Executive Vice President, a Senior Vice President, the Treasurer or the Chief Financial Officer of Borrower, either (1) certifying that there are no changes to the most recent certificate delivered in accordance with clause (A) of this Section 5.01(b)(xi) or (2) if any changes have occurred, a new certificate (x) setting forth the changes to the most recent certificate delivered in accordance with clause (A) of this Section 5.01(b)(xi) and (y) certifying that there are no other changes to such prior certificate other than those specified in such new certificate;

m. **Exhibit F**, set forth at Section 5.01(b)(xii) of the Loan Agreement as the form of Borrowing Base Certificate, is hereby deleted in its entirety and **Exhibit F**, annexed hereto and a part hereof, shall be inserted in its place and stead. All references to the term Borrowing Base Certificate shall hereafter be deemed to mean the Borrowing Base Certificate as set forth on **Exhibit F** annexed hereto.

n. Section 5.03(c), entitled "Number and Value of Enhanced Collateral Properties", under the heading "Financial Requirements", is hereby deleted in its entirety and replaced with the following:

(c) Number and Value of Enhanced Collateral Properties. Borrower shall own, directly or indirectly, not less than three (3) Enhanced Collateral Properties having a minimum aggregate Enhanced Collateral Properties Value of $75,000,000.

o. A new Section 5.03(d), entitled "Tangible Net Worth", under the heading "Financial Requirements", is hereby inserted as follows:

(d) Tangible Net Worth. Borrower shall maintain, at all times, a Tangible Net Worth of not less than $140,000,000, measured annually. As used herein, "**Tangible Net Worth**" shall mean the total value of all assets of Borrower less the total value of all liabilities of Borrower, each as set forth in Borrower's audited financial statements certified by a public accounting firm that are included in Borrower's annual 10-K fiscal year-end financial statement as required by Section 5.01(b)(i), less any assets categorized under GAAP as general intangibles, all as determined by Lender in its sole but reasonable discretion. For the avoidance of doubt, any rights-of-use asset included in Borrower's balance sheet delivered to Lender pursuant to this Agreement shall be deemed an intangible asset for the purposes of calculation of Tangible Net Worth, provided however, the amount of such rights-of-use asset for any given year shall be reduced in an amount for such deduction from Tangible Net Worth by the

corresponding amount of the rights-of-use lease liability in the same year's public accounting firm audited balance sheet of Borrower, as may be detailed in the related footnotes thereto; provided further that the offset to this reduction in Tangible Net Worth shall not exceed the operating lease(s) related rights-of-use intangible asset amount.

p. A new Section 7.12, entitled "Title Searches", is hereby inserted as follows:

**SECTION 7.12** **Title Searches**. Lender shall have the right to obtain, from time to time during the term of this Agreement but not more than once annually, at Borrower's sole cost and expense, for any or all Enhanced Collateral Properties, a mortgage, UCC, lien and real estate tax search from a nationally recognized title insurance company licensed to do business in the state in which each such Enhanced Collateral Property is located showing that each such Enhanced Collateral Property is an Unencumbered Property. Notwithstanding the foregoing, any mortgage, UCC, lien and real estate tax search conducted by Lender during the continuance of an Event of Default shall not be considered a mortgage, UCC, lien and real estate tax search in satisfaction of the above once annual requirement and shall be at Borrower's sole cost and expense.

4. CONDITIONS PRECEDENT The obligations of Lender under this Amendment are subject to the following conditions precedent, all of which shall be performed or satisfied in a manner in form and substance satisfactory to Lender and its counsel:

a. Lender shall have received this Amendment fully-executed by all parties hereto; =

b. Lender's counsel shall have received payment of its legal fees and expenses for the preparation and negotiation of this Amendment and related documents;

c. Lender shall have received payment of the sum of $250,000 in good and immediately available funds as and for a modification fee; and

d. Lender shall have received payment of the sum of $96,210 in good and immediately available funds as and for an extension fee.

5. CONFLICTING PROVISIONS. If the terms and provisions contained in the Loan Agreement in any way conflict with the terms and provisions contained in this Amendment, the terms and provisions herein contained shall prevail.

6. RATIFICATION. All terms and conditions of the Loan Documents, except as modified by this Amendment are hereby affirmed and ratified.

7. RATIFICATION OF GUARANTORS. Each of the undersigned Guarantors acknowledge that they are legally and validly indebted to Lender under their respective Guaranty, without defense, counterclaim or offset, and affirm that each such Guaranty remains in full force

and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under, or in any way connected with the obligations of Borrower to Lender as governed by the Loan Agreement as modified by this Amendment and any of the Loan Documents, whether now existing or hereafter arising.

8. AUTHORIZATION. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

9. MISCELLANEOUS. It is expressly stipulated and agreed that this Amendment is entered into in modification of and not for purposes of replacement or extinguishment of the Note or Loan Agreement. This Amendment (a) shall bind and benefit Borrower and Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, that Borrower shall not assign its rights hereunder without the prior written consent of Lender); (b) can be modified or amended only by a writing signed by each party; (c) can be terminated only by a writing signed by each party; (d) shall be governed by and construed in accordance with the laws of the State of New York and the United States of America; (e) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (f) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. All appropriate corporate authorizations have been obtained for execution of this Amendment by Borrower. The headings in this Amendment shall be accorded no significance in interpreting it. The recitals contained therein are incorporated into this Amendment.

[Signature Page to Follow]

WHEREFORE, this Amendment has been executed and is effective as of the date first written above.

**LENDER:**

VNB New York, LLC

By: ______________________________
Name:
Title:

**BORROWER:**

BRT Apartments Corp.

By: ______________________________
Name: DAVID W KALISH
Title: SR VP

**GUARANTORS:**

Avondale 212, LLC

By: TRB Avondale LLC, its sole member
By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By: ______________________________
Name: DAVID W KALISH
Title: SR VP

Woodlands 236 LLC

By: TRB Woodlands LLC, its sole member
By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By: ______________________________
Name: DAVID W KALISH
Title: SR VP

**(Signatures Continue on Following Page)**

Avalon 276, LLC

By: TRB Avalon LLC, its sole member
By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By: [signature]
Print Name: David W. Kalish
Print Title: Sr. V.P.

TRB Avondale LLC

By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By: [signature]
Name: David W. Kalish
Title: Sr. V.P.

TRB Woodlands LLC

By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By: [signature]
Name: David W. Kalish
Title: Sr. V.P.

TRB Avalon LLC

By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By: [signature]
Print Name: David W. Kalish
Print Title: Sr. V.P.

**(Signatures Continue on Following Page)**

TRB Holdings LLC

By: BRT Apartments Corp., its sole member

By: ______________________________
Name: David W. Kalish
Title: Sr. V.P.

**EXHIBIT A**

[Insert Revolving Credit Note]

**REPLACEMENT REVOLVING CREDIT NOTE**

$60,000,000.00

New York, New York
September 14, 2022

FOR VALUE RECEIVED, on the Maturity Date, BRT APARTMENTS CORP., a Maryland corporation, having its principal place of business at 60 Cutter Mill Road, Great Neck, New York 11021 (the "**Borrower**"), promises to pay to the order of VNB NEW YORK, LLC, a New York limited liability company (the "**Lender**") at its office located at 1 Penn Plaza, Suite 4625, New York, New York 10119, the principal sum of the lesser of: (a) SIXTY MILLION 00/100 ($60,000,000.00) Dollars; or (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to Borrower pursuant to the Agreement (as defined below).

Borrower hereby authorizes the Lender to enter from time to time the amount of each Revolving Credit Loan to Borrower and the amount of each payment on this Note on the schedule annexed hereto and made a part hereof. Failure of the Lender to record such information on such schedule shall not in any way affect the obligation of Borrower to pay any amount due under this Note.

Borrower shall pay interest on the then outstanding principal balance of this Note at said office, at the rate of interest and at the times set forth in the Agreement.

All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

This Note is the Revolving Credit Note referred to in that certain Amended and Restated Loan Agreement among Borrower and Lender dated as of November 18, 2021 (as the same may be amended, modified or supplemented from time to time, the "**Agreement**"), as such Agreement may be amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

If any action or proceeding be commenced to collect this Note or enforce any of its provisions, Borrower further agrees to pay all costs and expenses of such action or proceeding and reasonable attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with the Lender that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities hereunder, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by post-paid certified mail directed to Borrower at Borrower's address designated in the Agreement or at such other address as may be designated in writing by Borrower to the Lender in accordance with Section 7.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served.

**BORROWER HEREBY EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS NOTE, THE LIABILITIES HEREUNDER OR THE ENFORCEMENT OF EITHER OR ALL OF THE SAME.**

The Lender may transfer this Note (subject to Section 2.15 of the Agreement) and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to the Lender in respect thereto, and, subject to Section 2.15 of the Agreement, the Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

Borrower and all endorsers hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

This Note replaces and is substituted for that certain Revolving Credit Note in the original principal amount of $35,000,000.00, dated November 18, 2021, made by Borrower payable to the order of Lender (as amended, modified or replaced from time to time, the "Prior Note"), which Prior Note evidence loans and advances in the outstanding principal amount of $35,000,000.00. The Borrower represents and warrants that there is currently outstanding under the Prior Note the principal sum of $7,000,000.00, which sum is outstanding without offset or defense of any kind. In any action to enforce this Note, Lender is under no obligation to produce, exhibit or demonstrate possession of the Prior Note.

BRT APARTMENTS CORP., a Maryland corporation

By: ______________________________

Name:

Title: